                                                                Exhibit No. 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                              7 5/8% NOTES DUE 2011
                                       OF
                        CARPENTER TECHNOLOGY CORPORATION

          As set forth in the Prospectus dated      , 2001 (the "Prospectus") of
Carpenter Technology Corporation (the "Company") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange (the "Exchange Offer") all of its outstanding 7 5/8% Notes due 2011 (the "Existing Notes") for its 7 5/8% Notes due 2011 which have been registered under the Securities Act of 1933, as amended, if certificates for the Existing Notes are not immediately available or if the Existing Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                   UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                    To: U.S. Bank Trust National Association
                               The Exchange Agent

               By Mail:                           By Hand before 4:30 p.m.:

    U.S. Bank Trust National Association    U.S. Bank Trust National Association
          Corporate Trust Services                Corporate Trust Services
               P.O. Box 64485                   100 Wall Street, Suite 1600
       St. Paul, Minnesota 55164-9549                New York, NY 10005
       Attention: Specialized Finance           Attention: Bond Drop Window


       By Overnight Courier and on the                  By Facsimile:
               Expiration Date                         (651) 244-1537
        only by Hand after 4:30 p.m.:

    U.S. Bank Trust National Association            Confirm by Telephone:
          Corporate Trust Services                     (651) 244-8161
        180 East 5/th/ Street, 4/th/ Floor
        St. Paul, Minnesota 55101
    Attention: Scott Masson, Specialized Finance

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

          This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Existing Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the space provided therefor in the Letter of Transmittal.

          The undersigned hereby tenders to the company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, _______________ (fill in number of Existing Notes) Existing Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 of the Letter of Transmittal.

          The undersigned understands that tenders of Existing Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Existing Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

          All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Existing Notes (if available):        Name(s) of Record Holder(s):

_______________________________________________________      _____________________________

_______________________________________________________      _____________________________

Principal Amount of Existing Notes:                          PLEASE PRINT OR TYPE
                                                             Address:
_______________________________________________________      _____________________________

                                                             _____________________________



If Existing Notes will be delivered by book-entry transfer   Area Code and Tel. No._______
at the Depositor Trust Company, Depository Account No.:      Signature(s):

_______________________________________________________      _____________________________

                                                             _____________________________

                                                             Dated:                 , 2001

          This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Existing Notes exactly as its (their) name(s) appear(s) on the certificate(s) for Existing Notes covered hereby or on a DTC security position listing naming it (them) as the owner of such Existing Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person(s) must provide the following information.

                 PLEASE PRINT NAME(S), TITLE(S) AND ADDRESS(ES)

Name(s):________________________________________________________________________


Capacity(ies):__________________________________________________________________


Address(es):____________________________________________________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Existing Notes effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Exchange Agent a certificate or certificates representing the Existing Notes tendered hereby, in proper form for transfer (or a confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), and a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) together with any required signatures and any other required documents, at one of the Exchange Agent's addresses set forth above, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

          THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SPECIFIED FORTH ABOVE AND THAT ANY FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

--------------------------------------------------------------------------------
Name of Firm:______________________________   ______________________________
                                                   Authorized Signature

--------------------------------------------------------------------------------

Address:___________________________________   Name:_____________________________
                               Zip Code                Please Print or Type
Area Code
and Tel. No.:______________________________   Date:______________________, 2001

--------------------------------------------------------------------------------


NOTE: DO NOT SEND EXISTING NOTES WITH THIS FORM; EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE.